FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 22, 2008

AMERICAN METAL & TECHNOLOGY, INC.

(Exact name or registrant as specified in its charter)

Delaware	33-19048-NY	22-2856171
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 W. 5th Street, 28th Floor
Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

(213) 223-2321
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On September 22, 2008, the Company entered in an Equity Purchase Agreement (“the Agreement”) with Wen Ge Ren (the “Seller”), a shareholder owning a 5% stock interest in Beijing Tong Yuan Heng Feng Technology Co., Ltd (“BJTY”), which is 95% owned through the Company’s wholly owned subsidiary American Metal Technology Group.  A translated copy of the Agreement is annexed hereto as Exhibit A. Pursuant to the Agreement, the Company shall pay to the Seller US $390,299.  The Seller has agreed to accept from the Company the equivalent of US $92,566.46 or RMB 629,451.91 and balance of US $297,732.57 pursuant to the issuance of such number of shares of restricted Common Stock based upon the amount equal to 75% of the average of the closing bid price of the Company’s Common Stock for the five-day trading period commencing on September 18, 2008.  The Company shall deliver to the Seller the cash consideration and duly executed share certificates representing the underlying shares registered in the name of the Seller within 60 days from the date of signature.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
99.1	Equity Purchase Agreement (translated version)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN METAL & TECHNOLOGY, INC. (Registrant)

Dated: September 22, 2008	By:	/s/ Chen Gao
Chen Gao
Title: President and CEO